Exhibit 99.1

Press Release

TUT SYSTEMS, INC. REPORTS PRELIMINARY FIRST QUARTER REVENUE

Lake Oswego, Oregon, April 2, 2004 — Tut Systems, Inc. (Nasdaq: TUTS) today announced that based on a preliminary analysis of its results for the quarter ending March 31, 2004, it currently expects revenue for the first quarter ended March 31, 2004, to be in the range of $6.0 - $6.2 million.  The Company stated that sales for the quarter were adversely affected by several large digital TV headend orders that did not close in this quarter as expected.

“While we are disappointed by the revised expectations for our first quarter, we continue to be encouraged by the level of potential customer interest in deploying video services during the remainder of 2004.  During the quarter, we saw a number of digital TV headend sales slip out of the quarter into later periods as potential customers extended their decision making process.  We remain confident in our expectation for sales growth in 2004 compared with 2003, as we continue to see an increase in our internal sales funnel,” said Sal D’Auria, Chairman and Chief Executive Officer of Tut Systems, Inc.  “Further, we are excited about a number of new product offerings that we will be introducing at the upcoming NAB tradeshow in Las Vegas later this month.”

Tut Systems will host a conference call Monday morning April 5th at 5:30 AM Pacific Time regarding this announcement.

Monday April 5th Conference Call Information

Tut Systems will host a conference call to discuss this press release on Monday, April 5, 2004 at 5:30 AM Pacific time. For callers within the United States, please dial 877-356-8058 at least 5 minutes before start time or visit http://www.tutsystems.com.  International participants may dial 706-634-2465 or visit http://www.tutsystems.com.

For callers within the United States accessing the conference call replay, please dial 800-642-1687, conference identification code, 6634817. International participants may dial +1-706-645-9291. The replay will be available at http://www.tutsystems.com two hours after the call ends for at least one week.

Forward Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements relating to (1) our expectation about revenue for the first quarter of 2004, (2) our expectation about future digital headend TV system purchases by our customers, (3) our expectation regarding the level of potential customer interest in deploying video services, and (4) our expectation that we will introduce new product offerings at the upcoming NAB tradeshow in Las Vegas later this month are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management’s current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to, the following:  (1) we may not be able to timely ship our products or achieve anticipated pricing; (2) our customers may not accept our products at our forecasted rates; (3) we may not be able to complete sales of digital TV headend systems or other Tut products to our customers during the second quarter 2004 or thereafter; (4) telephone companies may not be successful in marketing video services to their customers; (5) technical advancements in the transmission of video over DSL may not be sufficient to increase customer demand for our products; and (6) there may be possible adjustments made to the financial results as the records for the first quarter of 2004 are closed.

More detailed information about these risk factors, and additional risk factors, are set forth in Tut’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Additional Risk Factors That Could Affect our Operating Results and the Market Price of Our Stock,” beginning on page 30, in Tut’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 2, 2004. In particular, you should review the risk factors on pages 30-32 of our February 2, 2004 Form 10-K under the headings “We have a history of significant losses, and we may never achieve profitability”, “Each sale of our headend systems represents a significant portion of our revenue for any given quarter....”,”We operate in an intensely competitive marketplace, and many of our competitors have better resources than we do”, “Commercial acceptance of any technological solution that competes with technology based on communication over copper telephone wire could materially and adversely our business, financial condition and results of operations”, “If the projected growth in demand for video services from telephone service providers does not materialize....”, and “The sales cycle for video content processing systems is long and unpredictable, which requires us to incur high sales and marketing expenses with no assurance that a sale will result.” Tut expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

About Tut Systems, Inc.

Tut Systems, Inc. (NASDAQ: TUTS) delivers content processing and distribution products for deploying next-generation data and video services over broadband networks. Service providers, content providers and government agencies throughout the world use Tut Systems solutions to deliver broadcast-quality video over broadband networks.

Tut Systems is headquartered in Lake Oswego, OR with regional offices across North America, Europe and Asia.  For more information visit www.tutsys.com or call 503-594-1400.

Contacts:

Randall Gausman

Chief Financial Officer

Tut Systems

(503) 594-1400

RandallG@VideoTele.com

Jeff Schline

Manager, Corporate Communications

Tut Systems

(503) 594-1364

jschline@VideoTele.com